SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    /x/

Filed by a Party other than the Registrant  /  /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e) (2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Columbia U.S. Government Securities Fund, Inc.
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(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x / No fee required
/  / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
     of Schedule 14A
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)       Title of each class of securities to which transaction applies:
              ------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:
                  ------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:
                  ------------------------------------------------------------

         5)       Total fee paid:
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 / / Fee paid previously with preliminary materials.
/  / Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:
                  ------------------------------------------------------------

         3)       Filing Party:
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         4)       Date Filed:
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                                                  Definitive Additional Material

Statement Message for:

o Columbia U. S. Government Securities Fund shareholders' August month-end statements

o Columbia U. S. Government Securities Fund shareholders' September confirms through September 11


                         Return Your Proxy Ballot Today!

You recently received a proxy statement requesting your approval to change the name and investment objective of Columbia U.S. Government Securities Fund. If approved, the change would give the fund manager flexibility to invest in a wider range of high quality, short-term bonds. The goal is to generate higher after-tax returns. Plus, fund expenses would be lowered. If you have any questions, please call us at 1-800-547-1707. Votes will be tallied on September 15, so if you haven't voted, cast your ballot today!